Exhibit 1.1

BUCKEYE PARTNERS, L.P.

Up to 4,262,575 Units Representing Limited Partner Interests

PLACEMENT AGENCY AGREEMENT

February 9, 2012

BARCLAYS CAPITAL INC.

WELLS FARGO SECURITIES, LLC

c/o BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell up to 4,262,575 units representing limited partner interests in the Partnership to certain investors (collectively, the “Investors”). The units representing limited partner interests in the Partnership are collectively referred to herein as the “LP Units,” and the LP Units to be issued and sold by the Partnership pursuant to this Agreement are referred to herein as the “Units.” In connection with such issuance and sale, the Partnership desires to engage Barclays Capital Inc., as its lead placement agent, and Wells Fargo Securities, LLC, as co-placement agent. Each of such placement agents are referred to herein individually as a “Placement Agent” and collectively as the “Placement Agents.”

The Partnership and Buckeye GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Partnership Parties”) hereby confirm as follows their agreements with the Placement Agents.

1. Agreement to Act as Placement Agents. On the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions of this Agreement, the Placement Agents agree to act as the Partnership’s exclusive placement agents, on a best efforts basis, in connection with the issuance and sale by the Partnership of the Units to the Investors. The Placement Agents shall use commercially reasonable efforts to assist the Partnership in obtaining performance by each Investor whose offer to purchase Units has been solicited by the Placement Agents and accepted by the Partnership, but the Placement Agents shall not, except as otherwise provided in this Agreement, have any liability to the Partnership in the event any such purchase is not consummated for any reason. The Partnership shall pay to the Placement Agents an aggregate amount equal to $2,750,000; provided that such payment shall be allocated among the Placement Agents as indicated by the amounts set forth opposite the name of each Placement Agent on Schedule 5 attached hereto.

2. Delivery and Payment. At 10:00 a.m., New York City time, on February 14, 2012, or at such other time on such other date as may be agreed upon by the Partnership and Barclays Capital Inc. (such date is hereinafter referred to as the “Closing Date”), the Placement Agents shall instruct the Investors to wire an amount equal to the price per unit as shown on the cover page of the Prospectus (as hereinafter defined) for the Units to be purchased by each Investor to an account designated by the Partnership and the Partnership shall deliver the Units to the Investors, which delivery may be made through the facilities of The Depository Trust Company. The closing (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York, or such other location as mutually agreed by the parties. All actions taken at the Closing shall be deemed to have occurred simultaneously.

3. Representations, Warranties and Agreements of the General Partner and the Partnership. The Partnership Parties, jointly and severally, represent, warrant and agree that:

(a) Effectiveness of Registration Statement. A registration statement on Form S-3 relating to the Units (Registration No. 333-178160) has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto have been delivered by the Partnership to the Placement Agents. As used in this Agreement:

(i) “Applicable Time” means 6:30 p.m. (New York City time) on the date of this Agreement;

(ii) “Base Prospectus” means the base prospectus filed as part of such registration statement, in the form in which it has been most recently amended on or prior to the date hereof, relating to the Units;

(iii) “Effective Date” means any date as of which any part of such registration statement or any post-effective amendment thereto relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(v) “Preliminary Prospectus” means any preliminary prospectus relating to the Units, including the Base Prospectus and any preliminary prospectus supplement thereto, included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vi) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, if any, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time and identified on Schedule 1A attached hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations, and (B) the information set forth on Schedule 1B attached hereto;

(vii) “Prospectus” means the final prospectus relating to the Units, including the Base Prospectus and the prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus and the Prospectus and all exhibits to such registration statement.

Any reference to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Partnership or relating to the offering of the Units has been instituted or threatened by the Commission.

(b) Status. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.

(c) Conformity to Securities Act. The Registration Statement conformed and will conform in all material respects, on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus and any amendment or supplement thereto will conform in all material respects, when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Pricing Disclosure Package or the Prospectus conformed or will conform in all material respects, when filed with the Commission, to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) Misleading Statements – Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information concerning the Placement Agents and furnished by Barclays Capital Inc. to the Partnership specifically for inclusion therein, which information is specified in Section 7(e) hereof.

(e) Misleading Statements – Prospectus. The Prospectus and any amendment or supplement thereto will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information concerning the Placement Agents and furnished by Barclays Capital Inc. to the Partnership specifically for inclusion therein, which information is specified in Section 7(e) hereof.

(f) Misleading Statements – Documents Incorporated by Reference. The documents incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact (i) solely in the case of the Registration Statement, required to be stated therein or (ii) necessary to make the statements therein (in the case of the documents incorporated by reference into the Pricing Disclosure Package or the Prospectus, in the light of the circumstances under which they were made) not misleading.

(g) Misleading Statements – Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information concerning the Placement Agents and furnished by Barclays Capital Inc. to the Partnership specifically for inclusion therein, which information is specified in Section 7(e) hereof.

(h) Misleading Statements – Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Free Writing Prospectuses. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery requirements and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of Barclays Capital Inc.. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j) Formation, Good Standing and Qualification of the General Partner, Mainline GP, Wood River, Energy Holdings, Gas Storage, Buckeye Terminals, Lodi Gas, Energy Services, Transportation, Atlantic Holdings, Atlantic Holdings GP and Buckeye Tank Terminals LLC. Each of the General Partner, MainLine GP, LLC, a Delaware limited liability company (“MainLine GP”), Wood River Pipe Lines LLC, a Delaware limited liability company (“Wood River”), Buckeye Energy Holdings LLC, a Delaware limited liability company (“Energy Holdings”), Buckeye Gas Storage LLC, a Delaware limited liability company (“Gas Storage”), Buckeye Terminals, LLC, a Delaware limited liability company (“Buckeye Terminals”), Lodi Gas Storage, L.L.C., a Delaware limited liability company (“Lodi Gas”), Buckeye Energy Services LLC, a Delaware limited liability company (“Energy Services”), Buckeye Pipe Line Transportation LLC, a Delaware limited liability company (“Transportation”), Buckeye Atlantic Holdings LLC, a Delaware limited liability company (“Atlantic Holdings”), Buckeye Atlantic Holdings GP LLC, a Delaware limited liability company (“Atlantic Holdings GP”), and Buckeye Tank Terminals LLC, a Delaware limited liability company (“Tank Terminals”), has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct the Partnership’s business in all material respects as described in the Pricing Disclosure Package and, with respect to the General Partner, to act as the general partner of the Partnership, to execute and deliver this Agreement, and to perform its obligations under this Agreement; and each is duly qualified or registered to do business as a foreign limited liability company in, and is in good standing under the laws of, each jurisdiction listed across from each such entity’s name on Schedule 3 attached hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership, Buckeye GP Holdings L.P., a Delaware limited partnership (“BGH”), the General Partner, MainLine GP, MainLine L.P., a Delaware limited partnership (“MainLine L.P.”), the Operating Partnerships (as defined below) and the Partnership’s other direct and indirect wholly-owned subsidiaries (collectively with the Partnership, BGH, the

General Partner, MainLine GP, MainLine L.P. and the Operating Partnerships, the “Partnership Entities”), taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) subject the Partnership or the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package (exclusive of any supplement thereto) ((i) or (ii) a “Material Adverse Effect”).

(k) Formation, Good Standing and Qualification of Services Company. Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Pricing Disclosure Package, and is duly qualified or registered to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule 3 attached hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Formation, Good Standing and Qualification of Borco. Bahamas Oil Refining Company International Limited, a Bahamas corporation (“Borco”) is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Pricing Disclosure Package, and is duly qualified or registered to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule 3 attached hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Formation, Good Standing and Qualification of the Partnership, BGH, MainLine L.P. and the Operating Partnerships. Each of the Partnership, BGH, MainLine L.P., Buckeye Pipe Line Company, L.P., a Delaware limited partnership (“Buckeye Pipe Line”), Buckeye Pipe Line Holdings, L.P., a Delaware limited partnership (“BPH”), and Laurel Pipe Line Company, L.P., a Delaware limited partnership (“Laurel,” and together with Buckeye Pipe Line and BPH, the “Operating Partnerships”), has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct the Partnership’s business in all material respects as described in the Pricing Disclosure Package and, with respect to the Partnership, to execute and deliver this Agreement, to perform its obligations under this Agreement and to issue, sell and deliver the Units as contemplated by this Agreement; and each is duly qualified or registered to do business as a foreign limited partnership in, and is in good standing under the laws of, each jurisdiction listed across from each such entity’s name on Schedule 3 attached hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Authorization of the Transaction Documents and Acquisition Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner. The proposed subscription agreements to be executed by each Investor and the Partnership, substantially in the form attached hereto as Exhibit A (the “Subscription Agreements,” and, together with this Agreement, the “Transaction Documents”) have been duly authorized, executed and delivered by each of the Partnership Entities party thereto and are valid and legally binding agreements of the Partnership Entities party thereto enforceable against the Partnership Entities party thereto in accordance with their respective terms, provided that the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles. The Purchase and Sale Agreement, dated as of February 9, 2012, by and between Tank Terminals and Chevron U.S.A. Inc. (the “Acquisition Agreement”) has been duly authorized, executed and delivered by Tank Terminals, and is a valid and legally binding agreement of Tank Terminals, enforceable against Tank Terminals in accordance with its terms, provided that the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(o) Valid Issuance of Units; No Options or Preemptive Rights of Units. The authorized partnership interests of the Partnership, including the Units, and the limited partner interests represented thereby, conform in all material respects to the description thereof contained in the Pricing Disclosure Package; the Units, and the limited partner interests represented thereby, have been duly authorized and, when issued and delivered to and paid for by the Investors in accordance with the Transaction Documents, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the holders of outstanding LP Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for the Units; and, except as set forth in the Pricing Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

(p) Accuracy of Disclosure. There is no franchise, contract or other document of a character required to be described in the Registration Statement, Pricing Disclosure Package or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of the Limited Partnership Units,” insofar as such statements summarize agreements, documents or proceedings discussed therein, are in all material respects accurate and fair; and the discussions under the headings “Material Tax Consequences” in the Registration Statement and the Pricing Disclosure Package and the discussions under the headings “Tax Considerations” and “Material Tax Consequences” in the Prospectus, to the extent they relate to matters of United States federal income tax law, are accurate in all material respects.

(q) Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in the Transaction Documents, the agreement of limited partnership of the Partnership, as amended and restated to the date hereof (the “Partnership Agreement”), the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to consummate the transactions contemplated under the Transaction Documents and the Acquisition Agreement. All partnership or limited liability company action required to be taken by the Partnership, its unitholders or any of the Partnership Entities for (i) the authorization, issuance, sale and delivery of the Units, (ii) the execution and delivery by the Partnership and the General Partner of the Transaction Documents and (iii) the consummation of the transactions contemplated by the Transaction Documents and the Acquisition Agreement has been validly taken.

(r) Authorization and Enforceability of Other Agreements.

(i) The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) The agreement of limited partnership, as amended and restated to the date hereof, of BGH has been duly authorized, executed and delivered by MainLine Management and the Partnership and is a valid and legally binding agreement of MainLine Management and the Partnership, enforceable against MainLine Management and the Partnership in accordance with its terms; and

(iii) The limited liability company agreement, as amended and restated to the date hereof, of the General Partner has been duly authorized, executed and delivered by the predecessor to BGH, and is a valid and legally binding agreement of BGH, enforceable against BGH in accordance with its terms;

provided that, with respect to each agreement described in this Section 3(r) above, the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles. The agreements described in clauses (i) through (iii) of this Section 3(r) above are sometimes referred to herein individually as an “Operative Document” and collectively as the “Operative Documents.”

(s) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body (a “Consent”) is required in connection with the transactions contemplated in the Transaction Documents, except such as (i) may be required under the blue sky laws of any jurisdiction in connection with the purchase of the Units by the Investors in the manner contemplated in the Transaction Documents and in the Pricing Disclosure Package, (ii) have been, or prior to the Closing Date will be, obtained (other than such Consents which would not, if not obtained, individually or in the aggregate, have a material adverse effect on the performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby) or (iii) have been disclosed in the Pricing Disclosure Package.

(t) Absence of Defaults and Conflicts. None of (i) the offer, issue and sale of the Units, (ii) the execution, delivery and performance of the Transaction Documents by the General Partner and the Partnership or of the Acquisition Agreement by Tank Terminals, (iii) the consummation of the transactions contemplated by the Transaction Documents and the Acquisition Agreement, or (iv) the fulfillment of the terms of the Transaction Documents and the Acquisition Agreement will conflict with, or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (A) the formation or governing documents of any of the Partnership Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party, by which any of them is bound or to which any of their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties, except in the case of clauses (B) and (C) for such conflict, breach, violation or default that would not have a Material Adverse Effect.

(u) Absence of Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership. There are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to include any securities with the issuance and sale of the Units contemplated under this Agreement.

(v) Adequacy of Financial Statements. The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries and FR Borco Topco, L.P. and its consolidated subsidiaries included in the Pricing Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries and FR Borco Topco, L.P. and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial information (including the related notes) included in the Pricing Disclosure Package complies as to form in all material respects with, and has been prepared in accordance with, the applicable requirements of the Securities Act and the Exchange Act (including, without limitation, Regulation S-X under the Securities Act), and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Pricing Disclosure Package.

(w) Adequacy of Books, Records and Accounts. The books, records and accounts of the Partnership and its consolidated subsidiaries accurately reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Partnership and its consolidated subsidiaries, in each case, in all material respects.

(x) Absence of Violations and Defaults. None of the Partnership Entities is in violation or default of (i) any provision of its formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or any of their properties, as applicable, except, in the case of clauses (ii) or (iii), as could not reasonably be expected to have a Material Adverse Effect.

(y) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Pricing Disclosure Package, are independent public accountants with respect to the Partnership within the meaning of the Securities Act and the applicable published rules and regulations thereunder. KPMG Accountants N.V., who have issued an audit report over the consolidated financial statements of FR Borco Topco, L.P. and its subsidiaries, which report is incorporated by reference in the Pricing Disclosure Package, are independent auditors with respect to FR Borco Topco, L.P. within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(z) Tax Returns and Payment. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(aa) Absence of Labor Disputes. No labor problem or dispute with the employees of Services Company or the Partnership Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and neither the General Partner nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that in any such case could have a Material Adverse Effect.

(bb) Adequacy of Insurance. Each of the Partnership Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring any of the Partnership Entities or any of their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc) No Restrictions on Distributions. None of the Operating Partnerships or any wholly-owned subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such entity’s equity, from repaying to the General Partner or the Partnership any loans or advances to such entity from the General Partner or the Partnership or from transferring any of such entity’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Pricing Disclosure Package.

(dd) Possession of Licenses and Permits. Each of the Partnership Entities possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except for such failures to possess the same that would not have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ee) Adequacy of Internal Controls. Each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership Entities is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership Entities’ independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership Entities’ ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership Entities’ internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership Entities’ independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Partnership Entities and the General Partner’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.

(ff) Absence of Material Weakness. The Partnership Entities are not aware of any material weaknesses in their internal control over financial reporting.

(gg) Absence of Stabilization. None of the Partnership Entities, or to the knowledge of the Partnership Entities, any of their affiliates, has taken, nor will any of the Partnership Entities or, to the knowledge of the Partnership Entities, any of their affiliates take, directly or indirectly, any action designed to, that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(hh) Compliance with ERISA. Each of Services Company and the Partnership Entities has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which the employees of Services Company are eligible to participate and each such plan (excluding any multiemployer plan, as defined in Section 3(37) of ERISA, that is not sponsored or maintained by Services Company or the Partnership Entities) is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Services Company, the General Partner, the Partnership and their subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(ii) Significant Subsidiaries. The subsidiaries listed on Schedule 3 attached hereto are the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

(jj) Possession of Intellectual Property. The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Partnership’s business as now conducted or as proposed in the Pricing Disclosure Package to be conducted.

(kk) Absence of Conflict of Interest. Except as disclosed in the Prospectus, none of the Partnership Entities (i) has any material lending or other relationship with any bank or lending affiliate of the Placement Agents and (ii) intends to use any of the proceeds from the sale of the Units pursuant to the Transaction Documents to repay any outstanding debt owed to any affiliate of the Placement Agents.

(ll) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership or any of its subsidiaries, on the one hand, and the securityholders, customers or suppliers of the Partnership or any of its subsidiaries, the directors or officers of the General Partner, or any affiliate of the Partnership or any of its subsidiaries, on the other hand, which is required to be described in the Pricing Disclosure Package and which is not so described.

(mm) No Material Adverse Change. There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Partnership Entities, taken as a whole, from that set forth in the Pricing Disclosure Package.

(nn) Validity of Data. Any statistical and market-related data included in the Pricing Disclosure Package are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent the General Partner believes is required.

(oo) Title to Property. Each of the Partnership Entities has good and marketable title to all property (real and personal) described in the Pricing Disclosure Package as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; and all the property described in the Pricing Disclosure Package as being held under lease by the Partnership Entities is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Partnership Entities.

(pp) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package, subject to such qualifications as may be set forth in the Pricing Disclosure Package, and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package; and, except as described in the Pricing Disclosure Package, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Partnership Entities, taken as a whole.

(qq) No Legal Action or Violations. Except as described in the Pricing Disclosure Package, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the General Partner or the Partnership, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that could (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, (C) have a material adverse effect on the performance of the Transaction Documents or the Acquisition Agreement or the consummation of any of the transactions contemplated thereby, or (D) in any manner draw into question the validity of the Transaction Documents.

(rr) Lock-Up Agreements. The Partnership has obtained for the benefit of the Placement Agents the agreement, in the form set forth as Exhibit B attached hereto (the “Lock-Up Agreements”), of each of the directors, officers and entities set forth on Schedule 4 attached hereto; and the Partnership will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of Barclays Capital Inc.

(ss) FCPA. None of the Partnership Entities nor, to the knowledge of the General Partner or the Partnership, any director, officer, agent or employee of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(tt) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of

1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

(uu) OFAC. None of the Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the General Partner or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv) Investment Company Act. None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ww) Compliance with Environmental Laws. Each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(xx) Environmental Liabilities. In the ordinary course of its business, the General Partner, on behalf of the Partnership, periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except as would not, singly or in the aggregate, have a Material Adverse Effect.

Any certificate signed by any officer of the General Partner on behalf of the Partnership and delivered to the Placement Agents or counsel for the Placement Agents in connection with the offering of the Units shall be deemed a representation and warranty by the General Partner and the Partnership, as to matters covered thereby, to the Placement Agents.

4. Further Agreements of the General Partner, the Partnership and the Placement Agents.

(a) The General Partner and the Partnership agree:

(i) To prepare the Prospectus in a form approved by Barclays Capital Inc. (such approval not to be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the Applicable Time; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Placement Agents, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Placement Agents with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise the Placement Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) [Reserved]

(iii) To furnish promptly to the Placement Agents and to counsel for the Placement Agents a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iv) To deliver promptly to the Placement Agents such number of the following documents as the Placement Agents shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in the Registration Statement or the Prospectus; and, if the delivery of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Units and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify Barclays Capital Inc. and, upon its request, to file such document that will correct such statement or omission or effect such compliance and to prepare and furnish without charge to the Placement Agents as many copies as the Placement Agents may from time to time reasonably request of such amended or supplemented Prospectus or other documents;

(v) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Partnership or Barclays Capital Inc., be required by the Securities Act or requested by the Commission;

(vi) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Placement Agents and counsel for the Placement Agents and obtain the consent of Barclays Capital Inc. to the filing, which consent shall not be unreasonably withheld and which shall be provided to the Partnership promptly after having been given notice of the proposed filing; provided that the foregoing provision shall not apply if such filing is, in the judgment of counsel to the Partnership, required by law;

(vii) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of Barclays Capital Inc.;

(viii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify Barclays Capital Inc. and, upon its request, to file such document and to prepare and furnish without charge to the Placement Agents as many copies as the Placement Agents may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(ix) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Partnership’s security holders and to deliver to the Placement Agents an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(x) Promptly from time to time to take such action as the Placement Agents may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Placement Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xi) For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, without the prior written consent of Barclays Capital Inc.: (A) offer for sale, sell, pledge, transfer or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any individual or entity at any time in the future of) any LP Units or securities convertible into or exchangeable or exercisable for LP Units; (B) sell or grant any options, rights or warrants with respect to any LP Units or securities convertible into or exchangeable or exercisable for LP Units; (C) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any LP Units, whether any such transaction described in clause (A), (B) or (C) above is to be settled by delivery of LP Units or other securities, in cash or otherwise; (D) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any equity securities or any securities convertible into or exchangeable or exercisable for equity securities of the Partnership, with the exceptions of registration statements, or amendments thereto, with respect to any Class B units representing limited partner interests in the Partnership (“Class B Units”) issued to the holders of Class B Units as payment-in-kind in lieu of cash distributions; or (E) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to (i) the issuance by the Partnership of LP Units to sellers of assets or entities in connection with acquisitions by the Partnership, provided that Barclays Capital Inc. shall have received similar lock-up agreements from such sellers, (ii) the issuance by the Partnership of LP Units to the Partnership’s option holders upon exercise of options granted under the Partnership’s Amended and Restated Unit Option and Distribution Equivalent Plan, (iii) the issuance by the Partnership of options pursuant to the Partnership’s Amended and Restated Unit Option and Distribution Equivalent Plan not exercisable during the Lock-Up Period, (iv) the issuance by the Partnership of awards pursuant to the Partnership’s Long-Term Incentive Plan (v) the issuance by the Partnership of LP units as a result of phantom awards or performance awards vesting during the Lock-Up Period, and (vi) the issuance by the Partnership of Class B Units to the holders of Class B Units as payment-in-kind in lieu of cash distributions; and

(xii) To use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(b) Each Placement Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Placement Agent without the prior written consent of the Partnership and Barclays Capital Inc. (any such issuer information with respect to the use of which the Partnership and Barclays Capital Inc. have given their consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of the Placement Agents on the basis of or derived from issuer information.

5. Expenses. The General Partner and the Partnership agree, whether or not the transactions contemplated by the Transaction Documents are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (b) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in the Transaction Documents; (c) the production and distribution of the Transaction Documents and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (d) any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sale of the Units (including related fees and expenses of counsel to the Placement Agents); (e) any listing of the Units on the New York Stock Exchange; (f) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 4(a)(x) hereof; and (g) the performance of the obligations of the General Partner and the Partnership under the Transaction Documents. In addition, whether or not a sale of the Units occurs, the Partnership will reimburse Barclays Capital Inc. for its reasonable travel, legal and other out-of-pocket expenses incurred in connection with its acting as lead placement agent hereunder in an aggregate amount not to exceed $150,000; provided that, except as provided in this Section 5 hereof, each Placement Agent shall pay its own costs and expenses.

6. Conditions of the Placement Agents’ Obligations. The obligations of the Placement Agents hereunder and the Closing of the issuance and sale of the Units are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the General Partner and the Partnership contained herein, to the performance by the General Partner and the Partnership of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a)(i) hereof; the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the General Partner or the Partnership of any objection to the use of the form of the Registration Statement.

(b) Barclays Capital Inc. shall not have discovered and disclosed to the Partnership on or prior to the Closing Date that the Registration Statement, as of the Effective Date, the Prospectus, as of its date or on the Closing Date, or the Pricing Disclosure Package, as of the Applicable Time, in each case including any amendment or supplement thereto, contains an untrue statement of a fact that, in the reasonable opinion of Andrews Kurth LLP, counsel to the Placement Agents, is material or omits to state a fact that, in the reasonable opinion of such counsel, is material and (i) solely in the case of the Registration Statement is required to be stated therein or (ii) is necessary to make the statements therein not misleading (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made).

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Placement Agents its written opinion, as counsel to the Partnership, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to Barclays Capital Inc., substantially in the form attached hereto as Exhibit C.

(e) The Placement Agents shall have received from Andrews Kurth LLP, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to the sale of the Units and other related matters as Barclays Capital Inc. may reasonably require, and the Partnership shall have furnished to such counsel such documents as such counsel may reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Placement Agents shall have received from Deloitte & Touche LLP a letter (the “initial letter”), in form and substance satisfactory to Barclays Capital Inc., addressed to the Placement Agents and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the Partnership’s financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings.

(g) The Placement Agents shall have received from Deloitte & Touche LLP a letter (the “bring-down letter”), in form and substance satisfactory to Barclays Capital Inc., addressed to the Placement Agents and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the Partnership’s financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) At the time of execution of this Agreement, the General Partner shall have furnished to the Placement Agents a certificate, dated the date hereof, of the Chief Financial Officer of the General Partner, in form and substance satisfactory to Barclays

Capital Inc., addressing certain matters not covered in the initial letter referred to in Section 6(f) hereof. In addition, the General Partner shall have furnished to the Placement Agents a bring-down certificate, dated the Closing Date, of the Chief Financial Officer of the General Partner, in form and substance satisfactory to Barclays Capital Inc., confirming in all material respects the conclusions and findings set forth in the initial certificate.

(i) The General Partner shall have furnished to the Placement Agents a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and the Chief Financial Officer of the General Partner stating that:

(i) The representations, warranties and agreements of the General Partner and the Partnership in Section 3 are true and correct on and as of the Closing Date, and the General Partner and the Partnership have complied with all their respective agreements contained herein and satisfied all the conditions on their respective parts to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact (i) solely in the case of the Registration Statement required to be stated therein or (ii) necessary to make the statements therein not misleading (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made), and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(j) Subsequent to the execution and delivery of this Agreement (i) neither the Partnership nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) there shall not have been any adverse change in the equity or long-term debt of the Partnership or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Barclays Capital Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Units to the Investors on the terms and in the manner contemplated in the Transaction Documents.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited, the settlement of such trading generally shall have been materially disrupted, or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of Barclays Capital Inc., impracticable or inadvisable to proceed with the sale or delivery of the Units to the Investors on the terms and in the manner contemplated in the Transaction Documents.

(l) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

7. Indemnification and Contribution.

(a) The General Partner and the Partnership, jointly and severally, shall indemnify and hold harmless each Placement Agent, its directors, officers, employees and agents, and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Units), to which such Placement Agent or such director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Pricing Disclosure Package, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, taken together with the Pricing Disclosure Package, or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Placement Agent, taken together with the Pricing Disclosure Package, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information (in the case of either an Issuer Free Writing Prospectus or any Permitted Issuer Information, taken together with the Pricing Disclosure Package) any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Placement Agent in connection with, or relating in any manner to, the Units or the offering contemplated hereby (provided that the General Partner and the Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct), and shall reimburse each Placement Agent and each such director, officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Placement Agent, or such director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the General Partner and the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information in reliance upon and in conformity with written information concerning such Placement Agent furnished to the Partnership by Barclays Capital Inc. on behalf of such Placement Agent specifically for inclusion therein, which information consists solely of the information specified in Section 7(e) hereof. The foregoing indemnity agreement is in addition to any liability that the General Partner or the Partnership may otherwise have to any Placement Agent or to any director, officer, employee, agent or controlling person of such Placement Agent.

(b) Each Placement Agent, severally and not jointly, shall indemnify and hold harmless the General Partner, the Partnership, their respective directors, officers, employees, agents and each person, if any, who controls the General Partner or the Partnership within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the General Partner, the Partnership or any such director, officer, employee, agent, or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Placement Agent furnished to the Partnership by Barclays Capital Inc. on behalf of such Placement Agent specifically for inclusion therein, which information is limited to the information set forth in Section 7(e) hereof. The foregoing indemnity agreement is in addition to any liability that any Placement Agent may otherwise have to the General Partner, the Partnership or any such director, officer, employee, agent or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or 8(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 7(a) or 7(b) except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party, the other indemnified parties and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 7 if (i) the indemnifying party and the indemnified party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such claim, action, suit or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such claim, action, suit or proceeding, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the General Partner and the Partnership, on the one hand, and the Placement Agents, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the General Partner and the Partnership, on the one hand, and the Placement Agents, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the General Partner and the Partnership, on the one hand, and the Placement Agents, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units (before deducting expenses) received by the Partnership (as set forth in the table on the cover page of the Prospectus) bear to the fee received by the Placement Agents hereunder (as set forth in the table on the cover page of the Prospectus). The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the General Partner, the Partnership or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The General Partner, the Partnership and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Placement Agent shall be required to contribute any amount in excess of the fee received by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations in this Section 7(d) to contribute are several in proportion to their respective Unit allocations and not joint. No party shall be liable for contribution under this subsection (d) except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 7 if such indemnification were available or enforceable under applicable law.

(e) The Placement Agents confirm and the General Partner and the Partnership acknowledge and agree that the names of the Placement Agents appearing on the cover and under the caption “Plan of Distribution” in the Prospectus will constitute the only information concerning the Placement Agents furnished in writing to the Partnership by Barclays Capital Inc. on behalf of the Placement Agents specifically for inclusion in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

8. Termination. The obligations of the Placement Agents hereunder may be terminated by Barclays Capital Inc. on behalf of the Placement Agents by notice given to and received by the Partnership prior to delivery of and payment for the Units if, prior to that time, any of the events described in Section 6(j) or (k) hereof shall have occurred or if the Placement Agents shall decline to act as placement agents with respect to the Units for any reason permitted under this Agreement.

9. Research Analyst Independence. The General Partner and the Partnership acknowledge that the Placement Agents’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Placement Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The General Partner and the Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the General Partner or the Partnership may have against the Placement Agents with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the General Partner or the Partnership by the Placement Agents’ investment banking divisions. The General Partner and the Partnership acknowledge that each of the Placement Agents is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership and its subsidiaries.

10. No Fiduciary Obligation. The General Partner and the Partnership acknowledge and agree that in connection with this offering, the sale of the Units or any other services the Placement Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agents: (i) no fiduciary or agency relationship between the General Partner, the Partnership or any other person, on the one hand, and the Placement Agents, on the other, exists; (ii) the Placement Agents are not acting as an advisor, expert or otherwise, to either the General Partner or the Partnership, including, without limitation, with respect to the determination of the sale price of the Units, and such relationship between the General Partner and the Partnership, on the one hand, and the Placement Agents, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agents may have to the General Partner or the Partnership shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agents and their affiliates may have interests that differ from those of the General Partner and the Partnership. The General Partner and the Partnership hereby waive any claims that the General Partner or the Partnership may have against the Placement Agents with respect to any breach of fiduciary duty in connection with this offering.

11. Placement Agents. The obligations of each Placement Agent hereunder are several and not joint with the obligations of the other Placement Agents hereunder, and no Placement Agent shall be responsible in any way for the performance of the obligations of the other Placement Agents hereunder. Nothing contained herein or in any other agreement or document delivered at Closing, and no action taken by any Placement Agent pursuant hereto or thereto, shall be deemed to constitute the Placement Agents as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Placement Agents are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Placement Agent shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for the other Placement Agents to be joined as an additional party in any proceeding for such purpose.

12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Placement Agents, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 7(c) hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, and (ii) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6161); and

(b) if to the Partnership or the General Partner, shall be delivered or sent by mail or facsimile transmission to Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, TX 77046, Attention: General Counsel (Fax: (610) 904-4006).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the General Partner, the Partnership, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the General Partner and the Partnership contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of the Placement Agents and each person, if any, who controls a Placement Agent within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Placement Agents contained in Section 7(b) hereof shall also be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the General Partner or the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, representations, warranties and agreements of the General Partner, the Partnership and the Placement Agents contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Partnership, the General Partner and the Placement Agents, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Buckeye GP LLC, a Delaware limited liability company

By:	/s/ William H. Schmidt, Jr.
Name: William H. Schmidt, Jr.
Title: Vice President and General Counsel

Buckeye Partners, L.P., a Delaware limited partnership

By:	Buckeye GP LLC, its general partner

By:	/s/ William H. Schmidt, Jr.
Name: William H. Schmidt, Jr.
Title: Vice President and General Counsel

S-1

Accepted:

BARCLAYS CAPITAL INC.

By:	/s/ Brian P. Wade
Authorized Representative

WELLS FARGO SECURITIES, LLC

By:	/s/
Authorized Representative

S-2

SCHEDULE 1A

Issuer Free Writing Prospectuses

None

SCHEDULE 1B

Public Offering Price: $58.65

Number of Units Offered: 4,262,575

Slides 19 through 36 from Buckeye Partners, L.P. Confidential Roadshow Presentation dated February 2012

Schedule 1 – Page 1

SCHEDULE 2

Jurisdictions of Foreign Qualification

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification

Buckeye Partners, L.P. (the “Partnership”)	Delaware	California Pennsylvania Texas

Buckeye GP LLC (the “General Partner”)	Delaware	Pennsylvania Texas

Buckeye GP Holdings L.P. (“BGH”)	Delaware	Pennsylvania Texas

MainLine L.P. (“MainLine L.P.”)	Delaware	California Connecticut Florida Illinois Indiana Massachusetts Michigan Missouri New Jersey New York Ohio Pennsylvania Tennessee Texas

Schedule 2 – Page 1

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
MainLine GP, LLC (“MainLine GP”)	Delaware	California Connecticut Florida Illinois Indiana Massachusetts Michigan Missouri New Jersey Nevada New York Ohio Pennsylvania Tennessee Texas Wisconsin

Buckeye Pipe Line Company, L.P. (“Buckeye Pipe Line”)	Delaware	Connecticut Illinois Indiana Massachusetts Michigan New Jersey New York Ohio Pennsylvania

Buckeye Pipe Line Holdings, L.P. (“BPH”)	Delaware	Illinois Michigan Pennsylvania

Laurel Pipe Line Company, L.P. (“Laurel”)	Delaware	New Jersey Pennsylvania

Wood River Pipe Lines LLC (“Wood River”)	Delaware	Illinois Indiana Missouri Ohio

Schedule 2 – Page 2

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Buckeye Terminals, LLC (“Buckeye Terminals”)	Delaware	Connecticut Illinois Indiana Louisiana Michigan Maine Missouri New York Ohio Pennsylvania Wisconsin

Buckeye Pipe Line Services Company (“Services Company”)	Pennsylvania	California Colorado Connecticut Florida Illinois Indiana Kansas Louisiana Massachusetts Michigan Missouri New Jersey New York Ohio Tennessee Texas Wisconsin

Buckeye Energy Holdings LLC (“Energy Holdings”)	Delaware	Florida Pennsylvania

Buckeye Gas Storage LLC (“Gas Storage”)	Delaware	California

Lodi Gas Storage, L.L.C. (“Lodi Gas”)	Delaware	California Texas

Schedule 2 – Page 3

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Buckeye Energy Services LLC (“Energy Services”)	Delaware	Connecticut Illinois Indiana Louisiana Maine Maryland Michigan Missouri New Jersey New York Ohio Pennsylvania Texas Virginia West Virginia Wisconsin

Buckeye Pipe Line Transportation LLC (“Transportation”)	Delaware	Maine New Jersey New York Pennsylvania

Buckeye Atlantic Holdings LLC (“Atlantic Holdings”)	Delaware	None

Buckeye Atlantic Holdings GP LLC (“Atlantic Holdings GP”)	Delaware	None

Bahamas Oil Refining Company International Limited (“Borco”)	Bahamas	None

Buckeye Tank Terminals LLC (“Tank Terminals”)	Delaware	Missouri

Schedule 2 – Page 4

SCHEDULE 3

Significant Subsidiaries

Buckeye Pipe Line Company, L.P.

Laurel Pipe Line Company, L.P.

Buckeye Pipe Line Holdings, L.P.

Wood River Pipe Lines, LLC

Buckeye Terminals, LLC

Buckeye Energy Holdings LLC

Buckeye Gas Storage LLC

Lodi Gas Storage, L.L.C.

Buckeye Energy Services LLC

Buckeye Pipe Line Transportation LLC

Bahamas Oil Refining Company International Limited

Schedule 3 – Page 1

SCHEDULE 4

Persons and Entities Subject to Lock-up Agreements

Buckeye Pipe Line Services Company

Forrest E. Wylie

C. Scott Hobbs

Joseph A. LaSalla, Jr.

Mark C. McKinley

Oliver “Rick” G. Richard, III

Frank S. Sowinski

Martin A. White

Pieter Bakker

Robert A. Malecky

Khalid A. Muslih

William H. Schmidt, Jr.

Clark C. Smith

Keith E. St.Clair

Jerry Ashcroft

Mary Morgan

Schedule 4 – Page 1

SCHEDULE 5

Placement Agents	Allocation of Fee
Barclays Capital Inc.	$2,250,000.00
Wells Fargo Securities, LLC	500,000.00

Total	$2,750,000.00

Schedule 5 – Page 1

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

Exhibit A – Page 1

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you, as lead placement agent, and a certain other co-placement agent (collectively, the “Placement Agents”), propose to enter into an Placement Agency Agreement (the “Placement Agency Agreement”) with Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), providing for an offering (the “Offering”) of units representing limited partner interests of the Partnership (the “LP Units”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the foregoing, and in order to induce the Placement Agents to act as placement agents in the Offering, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital, Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any LP Units (including, without limitation, LP Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and LP Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for LP Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of LP Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of LP Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any LP Units or securities convertible into or exercisable or exchangeable for LP Units or any other securities of the Partnership, with the exceptions of registration statements with respect to any Class B Units issued to the holders of Class B Units as payment-in-kind in lieu of cash distributions, or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus relating to the Offering (such 45-day period, the “Lock-Up Period”).

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, he will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless he has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

Exhibit B – Page 1

The foregoing limitations shall not apply to (a) transactions relating to LP Units or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of LP Units or other securities acquired in such open market transactions, (b) transfers of LP Units or any security convertible into LP Units as a bona fide gift, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such bona fide gifts, (c) with respect to Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”), LP Units sold in connection with (i) the liquidation of employee accounts in the Buckeye Pipe Line Services Company Employee Stock Ownership Plan (“ESOP”) at or about the time an employee ceases to be an employee of Services Company, (ii) the exercise by ESOP participants of an option, available to all ESOP participants, to diversify up to 25% of their accounts annually or (iii) the exercise by ESOP participants who are 55 years old or older to diversify a portion of their accounts in accordance with IRS diversification regulations, or (d) distributions of LP Units or any security convertible into LP Units to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or, other than for Services Company, (d), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Offering does not occur or is terminated prior to payment for and delivery of the Units, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Placement Agents will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to Subscription Agreements, the terms of which are subject to negotiation between the Partnership and the Investors.

[Signature page follows]

Exhibit B – Page 2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: February         , 2012

Exhibit B – Page 3

EXHIBIT C

FORM OF OPINION OF ISSUER COUNSEL

(a) The General Partner is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to act as the general partner of the Partnership, to execute and deliver the Placement Agency Agreement on behalf of itself and on behalf of the Partnership, as the general partner thereof, and to perform its obligations under the Placement Agency Agreement; and is duly qualified or registered to do business as a foreign limited liability company in, and is in good standing under the laws of, each jurisdiction listed across from the General Partner’s name on Schedule I hereof. Tank Terminals is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct the Partnership’s business as described in the Pricing Disclosure Package, to execute and deliver the Acquisition Agreement and to perform its obligations under the Acquisition Agreement; and is duly qualified or registered to do business as a foreign limited liability company in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule I hereof.

(b) Each of the Partnership and BGH is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct the Partnership’s business as described in the Pricing Disclosure Package, and in the case of the Partnership to execute and deliver the Transaction Documents, to perform its obligations under the Transaction Documents and to issue, sell and deliver the Units as contemplated by the Transaction Documents; and is duly qualified or registered to do business as a foreign limited partnership in, and is in good standing under the laws of, each jurisdiction listed across from the Partnership’s name on Schedule I hereof.

(c) Our opinion that was filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K on February [•], 2012 and is incorporated by reference into the Registration Statement is confirmed, and the Placement Agents may rely upon such opinion as if it were addressed to the Placement Agents.

(d) The Units to be issued and sold to the Investors by the Partnership pursuant to the Subscription Agreements and the limited partner interests represented thereby have been duly and validly authorized and, when issued and delivered to and paid for by the Investors pursuant to the Subscription Agreements, will be fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA); the Units have been duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the holders of outstanding LP Units of the Partnership are not entitled to statutory, preemptive or, to our knowledge, other similar contractual rights to subscribe for the Units; and, except as set forth in the Pricing Disclosure Package, to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding.

Exhibit C – Page 1

(f) To our knowledge, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or to which any of their respective directors or officers in such capacity is a party or any of their respective properties is subject, at law or in equity, of a character required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not disclosed as required, and to our knowledge, there are no contracts, agreements or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which are not so described or filed as required.

(g) The authorized partnership interests of the Partnership, including the Units, conform in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus.

(h) The Registration Statement has become effective under the Securities Act. Any required filing of any Preliminary Prospectus, the Prospectus, and any supplements thereto, pursuant to Rule 424(b) or 430B under the Securities Act, has been made in the manner and within the time period required by Rule 424(b) and in compliance with Rule 430B under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened.

(i) The Prospectus (except as to the financial statements and schedules, accounting information and other financial data derived therefrom, contained in the Pricing Disclosure Package and the Prospectus, as to which we express no opinion) complies as to form in all material respects with the requirements of the Securities Act (including, in the case of the Prospectus, Section 10(a) of the Securities Act).

(j) The conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated by the Underwriting Agreement have been satisfied.

(k) The Registration Statement, on the latest Effective Date and on the date hereof, the Preliminary Prospectus, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, appear on their face to be appropriately responsive as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except as to the financial statements and schedules, accounting information and other financial or accounting data derived therefrom, contained in such documents or omitted therefrom, as to which we express no opinion).

(l) None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m) No consent, waiver, notice, approval, authorization, filing with or order of, or any other action by, any federal, state or local governmental or regulatory commission, board, body, authority, agency or court is required in connection with the issuance, offering and sale of the

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Units or consummation of the transactions contemplated in the Transaction Documents, except such as (A) may be required under the blue sky laws of any jurisdiction in connection with the sale of the Units or (B) have been obtained (other than such consents, waivers, notices, approvals, authorizations, filings or orders that, if not obtained, individually or in the aggregate, would not have a material adverse effect on the performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby).

(n) None of (A) the offer, issue or sale of the Units or (B) the execution, delivery or performance of the Transaction Documents by the General Partner or the Partnership or of the Acquisition Agreement by Tank Terminals or the consummation of the transactions contemplated thereby, or the fulfillment of the terms thereof, will result in a breach or violation of, event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (1) the Operative Documents, (2) any agreement filed as an exhibit to the Partnership’s Form 10-K for the year ended December 31, 2010 or any subsequent reports filed as of the date hereof under the Exchange Act by the Partnership or (3) any applicable law of the United States of America, the laws of the State of New York, the DRULPA or the DLLCA, excluding in the case of clauses (2) and (3) any such breaches, violations, events of defaults or impositions as would not have a Material Adverse Effect.

(o) To our knowledge, except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no person has the right to require the registration under the Securities Act of any securities of the Partnership. To our knowledge, no person has the right to require the Partnership to include any securities with the issuance and sale of the Units contemplated under this Agreement.

(p) Each of the Operative Documents has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(p) Each of the Transaction Documents and the Acquisition Agreement has been duly authorized, executed and delivered by the Partnership Entities party thereto. Each of the Subscription Agreements and the Acquisition Agreement is a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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(p) Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and accounting information and other financial and accounting data included therein, as to which we express no opinion) appeared on its face to be appropriately responsive as of its filing date as to form in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, as of the time of its most recent effectiveness, and the Prospectus, as of its date, (except for the financial statements and financial schedules and accounting information and other financial and accounting data included therein, as to which we express no opinion) appeared on their face to be appropriately responsive as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in the Transaction Documents, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to consummate the transactions contemplated by the Transaction Documents and the Acquisition Agreement. At the Closing Date, all partnership or limited liability company action required to be taken by the Partnership, any of its unitholders or any of the Partnership Entities for the execution and delivery of the Transaction Documents and the Acquisition Agreement and the consummation of the transactions contemplated thereby shall have been validly taken.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act.

Such counsel shall also have furnished to the Placement Agents a written statement, addressed to the Placement Agents and dated the Closing Date, in form and substance satisfactory to Barclays Capital Inc., to the effect that such counsel has reviewed the Registration Statement, the Prospectus and the Pricing Disclosure Package and participated in conferences with officers and other representatives of the General Partner and the Partnership, representatives of the independent public accountants of the Partnership and representatives of the Placement Agents at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed, and that based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(a) the Registration Statement, as of the time of most recent effectiveness, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

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(c) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

except that in each case such counsel need express no belief with respect to the financial statements and notes and schedules thereto or other financial or accounting data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package, except to the extent set forth in paragraphs (c) and (g) above.

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